Exhibit 99.1

Press Release
FOR IMMEDIATE RELEASE

Contact:
Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Phone: 919-407-7895
Fax: 919-407-5615
investorrelations@cree.com

Cree to Sell Wolfspeed to Infineon for $850 Million Cash
Transaction Sharpens Cree’s Strategic Focus on LED Lighting

DURHAM, N.C., July 14, 2016 - Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced execution of a definitive agreement to sell its Wolfspeed Power and RF division (“Wolfspeed”), which includes the silicon carbide substrate business for power, RF and gemstone applications, to Infineon Technologies AG (FSE: IFX / OTCQX: IFNNY) for $850 million in cash.

In 2015, the Company announced its strategy to become a more focused LED lighting company. As part of that strategy, the Company also announced the proposed IPO of Wolfspeed to create a more focused Power and RF management team, raise capital to fuel Wolfspeed’s growth and unlock value for Cree shareholders.

Subsequent to that announcement, the Company was approached by several parties interested in acquiring the business directly. After evaluating the strategic options, the Company concluded that selling Wolfspeed to Infineon is the best decision for our shareholders, employees and customers.

“Selling Wolfspeed to Infineon speeds our transition to a more focused LED lighting company while providing significant resources to accelerate our growth,” stated Chuck Swoboda, Cree chairman and CEO. “Divesting Wolfspeed is targeted to reduce short-term profits, but increase free cash flow. We believe this is the right decision for the company, as it unlocks value, increases management focus on the core business and supports our mission to build a more valuable LED lighting technology company. We target using the capital raised, combined with improved free cash flow, to fund select M&A, as well as to support additional stock buybacks.”

The business to be acquired by Infineon generated pro-forma revenue of $173 million in the last twelve months ending March 27, 2016*. Both Cree’s Board of Directors and Infineon’s Supervisory Board have approved the transaction. J.P. Morgan Securities LLC served as the company’s financial adviser on the transaction. The closing of the transaction is expected by the end of calendar year 2016, and is subject to customary closing conditions and regulatory approvals, including HSR and CFIUS clearance. The Company targets approximately $585 million of net proceeds after tax and other deal related costs.

*Attached as an exhibit to this press release is a reconciliation schedule comparing Cree’s historical segment information presentation to the pro-forma segment information for revenue, gross profit and gross margin for the segments reclassified to reflect the assets to be sold as part of the Wolfspeed business. These assets include certain assets formerly part of the LED Product segment relating to the silicon carbide substrate business for power, RF and gemstone applications described above.

FY16 Q4 Business Update

Commercial lighting gained momentum in Q4, as orders increased, customer service improved significantly and nine new products or significant upgrades were released. LED Products also executed well, delivering solid quarter over quarter revenue growth.

Preliminary revenue results for Q4 were at the upper end of the Company’s target range at approximately $388 million.

◦	Lighting Products revenue was in line with the expectations for this segment in the Company’s previously announced revenue targets at approximately $197 million.

◦
LED Products revenue was higher than the expectations for this segment in the Company’s previously announced revenue targets at approximately $160 million due in part to the benefit of licensing revenue.

◦	Wolfspeed revenue was in line with the expectations for this segment in the Company’s previously announced revenue targets at approximately $31 million.

The Company will provide a complete review of Q4 results and FY17 Q1 outlook on its regularly scheduled financial results call on August 16th at 5:00 p.m. EDT.

Conference Call:

The Company plans to hold a conference call today at 8:00 a.m. EDT to discuss the transaction and these preliminary results. The conference call will be available to the public through a live audio web broadcast via the internet. For webcast details, visit Cree’s website at investor.cree.com/events.cfm.

About Cree, Inc.

Cree is leading the LED lighting revolution and making energy-wasting traditional lighting technologies obsolete through the use of energy-efficient, mercury-free LED lighting. Cree is a market-leading innovator of lighting-class LEDs, lighting products and semiconductor products for power and radio frequency (RF) applications.

Cree’s product families include LED lighting systems and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and RF devices. Cree's products are driving improvements in applications such as general illumination, electronic signs and signals, power supplies and inverters.

For additional product and Company information, please refer to www.cree.com.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed transaction or the anticipated benefits thereof, including future financial and operating results. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that the transaction may be delayed or may not occur; the ability to obtain regulatory approval or the possibility that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the transaction; the risk that one or more of the conditions to closing of the transaction may not be satisfied; the possibility that anticipated benefits of the proposed transaction will not be realized, including the amount of cash to be realized by Cree from the transaction or its resulting ability to pursue select strategic transactions and stock repurchases; potential business uncertainty, including changes to existing business relationships during the pendency before closing that could affect Cree’s financial performance; that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that our commercial lighting results will continue to suffer if new issues arise regarding the new ERP system we implemented in the third quarter of fiscal 2016; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs, including costs associated with the potential recall of our products; the risk that retail customers may alter promotional pricing, increase promotion of a competitor's products over our products or reduce their inventory levels, all of which could negatively affect product demand; the risk that our equity method investments may experience periods of significant stock price volatility causing us to recognize fair value losses on our investment; the risk that we have an increasingly complex supply chain and its ability to scale to enable maintaining a sufficient supply of raw materials; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; the risk we may be required to record a significant charge to earnings if our goodwill or amortizable assets become impaired; our ability to complete development and commercialization of products under development, such as our pipeline of improved LED chips, LED components and LED lighting products; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; risks related to our multi-year warranty periods for LED lighting products; risks associated with acquisitions, divestitures or investments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 28, 2015, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

CREE, INC.
PRO FORMA SEGMENT RECLASSIFICATION
TWELVE TRAILING MONTHS ENDED MARCH 2016
(unaudited)
(in thousands, except percentages)

	Three Months Ended June 28, 2015			Three Months Ended September 27, 2015			Three Months Ended December 27, 2015			Three Months Ended March 27, 2016			Twelve Months Ended March 27, 2016
	Reported	Change	Pro Forma	Reported	Change	Pro Forma	Reported	Change	Pro Forma	Reported	Change	Pro Forma	Reported	Change	Pro Forma
Revenue
Lighting Products	$229,139	$—	$229,139	$248,031	$—	$248,031	$254,970	$—	$254,970	$187,714	$—	$187,714	$919,854	$—	$919,854
Percent of Revenue	60%		60%	58%		58%	59%		59%	51%		51%	57%		57%
LED Products	122,231	(12,871)	109,360	148,208	(14,684)	133,524	153,362	(14,566)	138,796	150,189	(14,636)	135,553	573,990	(56,757)	517,233
Percent of Revenue	32%		29%	35%		31%	35%		32%	41%		37%	36%		32%
Wolfspeed	30,787	12,871	43,658	29,250	14,684	43,934	27,474	14,566	42,040	29,016	14,636	43,652	116,527	56,757	173,284
Percent of Revenue	8%		11%	7%		10%	6%		10%	8%		12%	7%		11%
Total	$382,157	$—	$382,157	$425,489	$—	$425,489	$435,806	$—	$435,806	$366,919	$—	$366,919	$1,610,371	$—	$1,610,371

Gross Profit/ Gross Margin
Lighting Products	$56,934	$—	$56,934	$69,081	$—	$69,081	$72,642	$—	$72,642	$48,808	$—	$48,808	$247,465	$—	$247,465
Gross Margin	24.8%		24.8%	27.9%		27.9%	28.5%		28.5%	26.0%		26.0%	26.9%		26.9%
LED Products	8,506	(8,492)	14	51,668	(9,793)	41,875	52,719	(9,780)	42,939	52,102	(9,272)	42,830	164,995	(37,337)	127,658
Gross Margin	7.0%	66.0%	—%	34.9%	66.7%	31.4%	34.4%	67.1%	30.9%	34.7%	63.4%	31.6%	28.7%	65.8%	24.7%
Wolfspeed	16,163	7,956	24,119	14,323	9,446	23,769	14,346	9,372	23,718	13,477	8,794	22,271	58,309	35,568	93,877
Gross Margin	52.5%	61.8%	55.2%	49.0%	64.3%	54.1%	52.2%	64.3%	56.4%	46.4%	60.1%	51.0%	50.0%	62.7%	54.2%
Unallocated costs	(4,913)	536	(4,377)	(4,499)	347	(4,152)	(5,262)	408	(4,854)	(5,354)	478	(4,876)	(20,028)	1,769	(18,259)
Total	$76,690	$—	$76,690	$130,573	$—	$130,573	$134,445	$—	$134,445	$109,033	$—	$109,033	$450,741	$—	$450,741
Gross Margin	20.1%		20.1%	30.7%		30.7%	30.8%		30.8%	29.7%		29.7%	28.0%		28.0%

The above reconciliation schedule compares Cree’s historical segment information presentation to the pro-forma segment information for revenue, gross profit and gross margin for the segments reclassified to reflect the assets to be sold as part of the Wolfspeed business. These assets include certain assets formerly part of the LED Product segment relating to the silicon carbide substrate business for power, RF and gemstone applications.

Source: Cree, Inc.

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